UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:
                        (Date of earliest event reported)

                                  July 18, 2005
                          ----------------------------

                             CEC ENTERTAINMENT, INC.
               (Exact name of registrant as specified in charter)


            Kansas                         0-15782                48-0905805
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
incorporation or organization)                               Identification No.)


                            4441 West Airport Freeway
                               Irving, Texas 75062
                     (Address of principal executive offices
                                  and zip code)

                                 (972) 258-8507
                             (Registrant's telephone
                          number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b)).

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c)).




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Item 2.03:  Creation of a Direct Financial  Obligation or an Obligation under an
Off-Balance Sheet Arrangement

On July 18, 2005, CEC Entertainment, Inc., as guarantor ("CEC"), and its wholly-owned subsidiary CEC Entertainment Concepts, L.P. ("Concepts"), as borrower (CEC and Concepts are collectively referred to as the "Company"), entered into an Amended and Restated Credit Agreement (the "Credit Agreement") with Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, SunTrust Bank, as documentation agent, and the lenders party thereto. The Credit Agreement provides for an unsecured, $200 million revolving credit facility with a term of five years. The credit facility replaces the Company's previous $132.5 million credit facility that was scheduled to mature in December 2005. Interest under the Credit Agreement line of credit is dependent on earnings and debt levels of the Company and ranges from prime or, at the Company's option, LIBOR plus 0.50% to 1.25%. Currently, any borrowings under this Credit Agreement line of credit would be at the prime rate or LIBOR plus 0.50%. The Credit Agreement line of credit contains certain restrictions and conditions that require the Company to maintain a fixed charge coverage ratio at a minimum of 1.5 to 1.0 and a maximum total funded debt to earnings before interest, taxes, depreciation and amortization ratio of 3.0 to
1.0. Borrowings under the Credit Agreement are unsecured but the Company has agreed to not pledge any of its existing assets to secure future indebtedness. The Company intends to use the credit facility for working capital, capital expenditures, permitted share repurchases and general corporate purposes, internal growth initiatives and to fund future acquisitions.



Exhibits:

10(a)(1) Credit Agreement, in the stated amount of $200,000,000, dated July 18, 2005, between CEC Entertainment Concepts, L.P. and Bank of America, N.A., JP Morgan Chase Bank, N.A., SunTrust Bank, and the other Lenders.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CEC ENTERTAINMENT, INC.


Date:  July 21, 2005          By:
                                  ----------------------------------------------
                                  Christopher D. Morris
                                  Senior Vice President, Chief Financial Officer